Exhibit 11

                                [Form of Opinion]
                                     Dechert
                              1775 Eye Street, N.W.
                             Washington, D.C. 20006

December 4, 2000

Board of Trustees
Pilgrim Mutual Funds
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258-2034

Re:  Pilgrim Mutual Funds, on behalf of Pilgrim Emerging Countries Fund

Dear Gentlepersons:

We have acted as counsel to Pilgrim Mutual Funds, a Delaware business trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by Pilgrim Emerging Countries Fund, a series of the Trust, of the assets of (i) Pilgrim Emerging Markets Value Fund, a series of Pilgrim Mayflower Trust, and (ii) Pilgrim Worldwide Emerging Markets Fund, a series of Pilgrim Worldwide Emerging Markets Fund, Inc., which will be registered on a Form N-14 Registration Statement (the "Registration Statement") to be filed by the Trust with the Securities and Exchange Commission.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the shares of beneficial interest of the Trust being registered under the Securities Act of 1933 in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Trust being upon transfer of the assets of Pilgrim Emerging Markets Value Fund and Pilgrim Worldwide Emerging Markets Fund pursuant to the terms of the Agreements and Plans of Reorganization included in the Registration Statement.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,